Exhibit 23.1



                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No.1 to Registration Statement No. 333-06161 of Comcast Corporation on Form S-3 of our report dated February 29, 1996 appearing in the Annual Report on Form 10-K of Comcast Corporation for the year ended December 31, 1995, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.


/s/ Deloitte & Touche LLP
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Philadelphia, Pennsylvania
July 15, 1996